Exhibit 10.03

Compensation Arrangement between Flextronics International Ltd. and Michael McNamara and Thomas J. Smach

On December 22, 2005, the Company’s Compensation Committee approved the annual base salaries of two of the Company’s executive officers after a review of performance and competitive market data. Michael McNamara, who has been appointed to serve as the Company’s Chief Executive Officer effective January 1, 2006, will receive a base salary of $1,000,000 beginning January 1, 2006. Thomas J. Smach, the Company’s Chief Financial Officer, will receive a base salary of $650,000 beginning January 1, 2006.